APPLICATION FORM                    Aetna Life Insurance and Annuity Company
   Pension/Profit Sharing/HR10         Customer Relations Department, PFSD
   Group Contracts                     151 Farmington Ave., Hartford, CT  06156

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CLIENT INFORMATION

1.    Trustees of___________________________________________________________________________________________________________________
2.    Name of Plan (if different)___________________________________________________________________________________________________
3.    Mailing Address_______________________________________________________________________________________________________________
      City_____________________________________________________________State_________________________ZIP Code_______________________
4.    Tax Identification No.

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ACCOUNT INFORMATION

5.    Type of entity qualified under section 401 of the Internal Revenue Code
      [ ] Corporation      [ ] Self Employed Individual(s)     [ ] Other (specify)
6.    Type of Contract:    [ ] MAP II    [ ] MAP III       [ ] MAP IIIB     [ ]  MAP IV
7.    Contract is to be:   [ ] Allocated           [ ] Unallocated
8.    Plan Anniversary Date_________________________________________________________________________________________________________
9.    Will this contract change or replace any existing life insurance or annuity contract?         [ ]  Yes       [ ]  No
      If yes, please provide carrier name, account number, and date to be cancelled.

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10.   Release Plan Information to Third Party Administrator (TPA)    [ ]  Yes [ ]  No
      Name of TPA _________________________________________________________________________________________________________________
      Mailing Address _____________________________________________________________________________________________________________
      City_________________________________________State____________________________    ZIP Code___________________________________
11.   Special Requests ____________________________________________________________________________________________________________

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TYPE OF INVESTMENT

12.   Participants may elect the investment allocation for:
      [ ]  Employer and Employee contributions    [ ]  Employee contributions only [ ]  None, Contract holder elects.
13.   Complete the following only if the Contract Holder elects types of investments.
      Contract holder may elect the investment allocation as follows for:

        [ ]  Employer and Employee contributions             [ ]  Employer contributions only             Employer     Employee

             Enter the percentage of payment to be           Aetna Variable Fund                           ______%      ______%
                                                             -------------------------------------------
             allocated to each type of investment.           Fixed Account                                 ______%      ______%
                                                             -------------------------------------------
             Total must be 100%                              Aetna Variable Encore Fund                    ______%      ______%
                                                             -------------------------------------------
                                                             Aetna Income Shares                           ______%      ______%
                                                             -------------------------------------------
             *Within a Guaranteed Accumulation Account       Guaranteed Short Term*                        ______%      ______%
                                                             -------------------------------------------
             (GAA) classification, Terms and Guaranteed      Guaranteed Long Term*                         ______%      ______%
                                                             -------------------------------------------
             Interest Rates offered may vary with each       Aetna Investment Advisers Fund, Inc.          ______%      ______%
                                                             -------------------------------------------
             Deposit Period.  See the prospectus for         Other                                         ______%      ______%
                                                             ------
             further information about the rules             Other                                         ______%      ______%
                                                             ------
             applicable to allocation of further             TOTAL                                            100%         100%
             contributions to GAA.
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I understand that amounts withdrawn from a GAA Term may be subject to a market value adjustment prior to the maturity date of that term as specified in the contract. I further understand that Annuity payments and account values, (if any), when based on the investment experience of a separate account, are variable and not guaranteed as to fixed dollar amount.

Dated at ______________________ This ______________ Day of _________________________ 19_______.
                City and State

     -------------------------------------------------------         -----------------------------------------------------
                         Witness                                                         Contract Holder

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PRODUCER'S NOTE:
Do you have any reason to believe any existing life insurance or annuity contracts will be modified or replaced if this contract
is issued?    [ ]  Yes   [ ] No

                                                                     ------------------------------------------------------
                                                                                     Signature of Producer
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300-GPP-IO

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Corrections and amendments (Home Office Use Only).  Errors and omissions may be corrected by the Company but no change in plan, classification, amount, or extra benefits shall be made without written consent to the Contract Holder.  (N/A in W. Va.)



PRODUCER INFORMATION

Aetna Office Name                                                                    ALIAC Code

       Producer Name                                                                                      Percentage of
                                    ALIAC Office Code                  ALIAC Producer Code                 Participation



Comments



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                                  H.O. USE ONLY

State          [ ] [ ]   Area  [ ] [ ] [ ]     Agcy. [ ] [ ] [ ]    Er#   [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]

App. Dte.      [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]    Plan eff. [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]    Contract Type  [ ]

Plan Type      [ ] [ ] [ ] [ ]    Confirm [ ]      Owner [ ]    Bill [ ]      Submarket [ ] [ ]    Higher int. [ ]

SIRI      [ ] [ ] [ ] [ ] [ ]      Sep. Acct. [ ]      Exper. Dte.[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]

Mstr. Bg.     [ ] [ ] [ ] [ ] [ ]        ABC [ ]    Alloc. Code [ ] [ ]      TPA  [ ] [ ] [ ] [ ]

Client Report        [ ] [ ] [ ]      [ ] [ ] [ ]
                     [ ] [ ] [ ]      [ ] [ ] [ ]



[ ]  Disclosure Booklet MAP II/PFS No. 723.00.32                                     Affix Prospectus/
[ ]  Disclosure Booklet MAP III/PFS No. 723.00.65                                   Disclosure Booklet
[ ]  Disclosure Booklet MAP IV/PFS No. 723.00.106                                      Receipt Here
[ ]  Prospectus PFS No. 723.00.30
[ ]  Prospectus PFS No. 723.00.107
[ ]  Other
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